                            PARTICIPATION AGREEMENT

                                     AMONG

                          EATON VANCE VARIABLE TRUST,

                        EATON VANCE DISTRIBUTORS, INC.

                                      AND

                    IDS LIFE INSURANCE COMPANY OF NEW YORK

      THIS AGREEMENT, made and entered into as of this 1st day of May, 2006 ("Agreement") by and among IDS Life Insurance Company of New York, a New York corporation (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the Eaton Vance Variable Trust, (the "Trust"), a Massachusetts business trust, and Eaton Vance Distributors, Inc., a Massachusetts corporation (the "Distributor") (collectively, the "Parties").

      WHEREAS, the Trust engages in business as an open-end management investment company and is available as an investment vehicle for (i) certain qualified pension and retirement plans ("Qualified Plans") and (ii) variable life insurance policies and variable annuity contracts, funded by separate accounts of, and issued by, insurance companies that have entered into participation agreements with the Trust and the Distributor (hereinafter "Participating Insurance Companies"); and

      WHEREAS, the beneficial interests in the Trust are divided into several series of shares, (each designated a "Fund") and, in certain cases classes of shares, representing interests in a particular managed portfolio of securities and other assets; and

      WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, granting the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by separate accounts funding variable annuity and variable life insurance contracts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order"); and

      WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Trust will make shares of each Fund listed on Schedule B hereto, as the Parties hereto may amend from time to time, available for purchase by the Account; and

      WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (hereinafter the "Exchange Act") and any applicable state securities law; and

      WHEREAS, the Distributor is the distributor of shares of the Funds of the Trust; and

      WHEREAS, the Company will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") set forth on Schedule C hereto, as the Parties may amend from time to time, which Contracts, if required under applicable law, will be registered under the 1933 Act; and

      WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to one or more Contracts; and

      WHEREAS, the Company will serve as the depositor of the Account, which is or will be registered as a unit investment trust under the 1940 Act, or the Account is or will be exempt from registration under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of the Account to fund certain of the aforesaid Contracts,

      NOW, THEREFORE, in consideration of their mutual promises the Company, the Trust and the Distributor agree as follows:

                                  ARTICLE I.

                             SALE OF TRUST SHARES
                             --------------------

      1.1 The Trust agrees to make shares of each Fund available to the Company for purchase and redemption at net asset value with no sales charges, subject to the terms and conditions of this Agreement. In accordance with the terms of the applicable prospectus under which a Fund's shares are offered, the Trustees of the Trust (hereinafter, the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Fund, or (c) if such action is required by any policies that the Trustees have adopted and apply to all Participating Insurance Companies.

      1.2 The parties may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule B hereto. Upon such amendment to Schedule B, any applicable reference to a Fund, the Trust or its shares herein shall include a reference to any such additional Fund. Schedule B, as amended from time to time, is incorporated herein by reference and is a part hereof.

      1.3 The Trust agrees to sell to the Company, subject to the terms and conditions of this Agreement, shares of the Fund which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for Fund shares. For purposes of this Section 1.3, the Company shall be the designee of the Trust for receipt of such orders from each Account, and receipt by such designee shall constitute receipt by the Trust, provided that: (i) the orders are received by the Company (or its designee) in good order prior to the time the net asset value of each Fund is priced in accordance with its prospectus (generally at the close of regular trading on the New York Stock Exchange at 4:00 p.m. Eastern Time), and (ii) the Trust receives notice of such order by 10:00 a.m. Eastern Time on the next following "Business Day." "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading and on which the Fund calculates its net asset value. All share purchases by the Company will be effected at the net asset values of the appropriate Fund next computed after receipt by the Trust or its designated agent of the order therefor, and such orders will be irrevocable.

      1.4 The Trust and the Distributor agree that shares of the Funds will be sold only to insurance companies and/or their separate accounts funding variable annuity and/or variable life insurance policies or to other persons or entities permitted under Section 817 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. No shares of any Fund will be sold to the general public.

      1.5 The Trust will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Article I, Section 2.5 of

Article II , Section 3.4 of Article III, and Article VI of this Agreement is in effect to govern such sales.

      1.6 The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of a Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Trust for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Trust, provided that: (i) the orders are received by the Company (or its designee) in good order prior to the time the net asset value of each Fund is priced in accordance with its prospectus (generally at the close of regular trading on the New York Stock Exchange at 4:00 p.m. Eastern Time), and (ii) provided that the Trust receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. All share redemptions by the Company will be effected at the net asset values of the appropriate Fund next computed after receipt by the Trust or its designated agent of the order therefor, and such orders will be irrevocable.

      1.7 The Company agrees to purchase and redeem the shares of each Fund in accordance with the provisions of the applicable prospectus.

      1.8 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Fund shares purchased from the Trust will be recorded in an appropriate title for the Company, on behalf of the Account.

      1.9 The Trust shall furnish notice by wire, telephone (followed by written confirmation), electronic media or fax to the Company on or prior to the payment date of any income dividends or capital gain distributions payable on Fund shares. The Company hereby elects to reinvest all such income dividends and capital gain distributions in additional shares of the corresponding Fund at the ex-dividend date net asset values until the Company otherwise notifies the Trust in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.10 The Trust shall provide (electronically or by fax) the closing net asset value per share for each Fund to the Company on each Business day as soon as reasonably practical after the closing net asset value per share is calculated (normally 6:30 p.m. Eastern Time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. In the event that the Trust is unable to meet the 7:00 p.m. time stated immediately above, then the Trust shall immediately notify the Company and provide the Company with additional time to notify the Trust of purchase or redemption orders pursuant to Sections 1.3 and 1.6, respectively, above. Such additional time shall be equal to the additional time that the Trust takes to make the closing net asset values available to the Company.

      1.11 Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported promptly upon discovery to the Company. The Trust or its agent will promptly correct any such errors and promptly recalculate transactions made under this Agreement using the correct net asset value, dividends or capital gains consistent with the Trust's then current net asset value error correction policy.

      1.12 The Trust shall, upon reasonable request of the Company, provide a manual daily confirmation of trade activity from the previous Business Day. Such confirmation shall include the dollar amount of purchases or redemptions submitted by the Company for each Fund, price per share of each Fund, and the corresponding total share amount of such purchase or redemption, and shall be transmitted to the Company on the Business Day following the request.

      1.13 The Trust shall, upon request of the Company, provide on a monthly basis a report of the monthly trade activity for the Account which shall be transmitted to the Company on the Business Day following the request.

      1.14 Without limiting the scope of Section 1.1 under which the Trustees may reject a share purchase order, subject to applicable law and the terms of each Contract the Company will provide promptly upon request by the Trust, directly or through its designee:

      o the Taxpayer Identification Number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of a Fund held under a Contract; and,

      o the amount and dates of such Contract owners purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in shares of any Fund.

      The Company will execute any instructions from the Trust, directly or through its designee, to restrict or prohibit further purchases, redemptions, transfers or exchanges in subaccounts available under the Contract which invest in shares of any Fund by any Contract owner who has been identified by the Trust, or its designee, as having engaged in transactions that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

      The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may wish to address, including without limitation, reimbursement of expenses the Company incurs in order to provide such information to the Trust and to execute any instructions from the Trust or its designee to restrict or prohibit purchases, redemptions, transfers or exchanges by any Contract owner in subaccounts available under a Contract which invest in shares of any Fund.

                                  ARTICLE II.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt from such registration, and that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and regulations. The Company represents and warrants that it shall amend the registration statements for the Contracts under the 1933 Act and 1940 Act from time to time as required to effect the continuous offering of the Contracts. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a segregated asset account under its domiciliary state's insurance laws prior to any issuance or sale of the Contracts and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, unless exempt from such registration. Further, the Company represents and warrants that the Account is in compliance with Rule 38a-1 under the 1940 Act.

      2.2 The Trust represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, are duly authorized for issuance and sold in compliance with the laws of the State of Massachusetts, as applicable, and comply with all applicable federal and state securities laws. Further, the Trust represents and warrants that the Trust is in compliance with Rule 38a-1 under the 1940 Act. The Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Fund shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor. The Trust shall provide to the Company, upon request, a list of the various jurisdictions in which the Funds are registered.

      2.3 The Trust represents and warrants that it (i) is currently qualified as a Regulated Investment Company under Subchapter M of the Code;
(ii) will use its best efforts to maintain such qualification (under Subchapter M or any successor or similar provision); and (iii) will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The Parties acknowledge that compliance with Subchapter M is an essential element of compliance with Section 817(h) of the Code.

      2.4 The Company represents and warrants that (i) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code; (ii) it will use its best efforts to maintain such treatment; and (iii) it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company also represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through a variable contract within the meaning of Section 817 of the Code and the regulations thereunder. The Company will continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

      2.5 The Trust represents that it will maintain each Fund's compliance with Section 817(h) of the Code, including without limitation Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts. The Trust will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Fund might not so qualify in the future. In addition, the Trust will take all reasonable steps necessary to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

      2.6 The Trust has adopted a Rule 12b-1 Plan under which it makes payments to finance administrative, service, and distribution expenses with respect to certain Funds or classes thereof. The Trust represents and warrants that its Trustees, a majority of whom are not interested persons of the Trust, have approved such Rule 12b-1 Plan to finance administrative, service, and distribution expenses of the Funds or classes thereof that have a 12b-1 share, and that any changes to the Trust's Rule 12b-1 Plan will be approved, in accordance with Rule 12b-1 under the 1940 Act.

      2.7 The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of various states.

      2.8 The Distributor represents and warrants that the Distributor is and shall remain duly registered in all material respects under all applicable federal and state laws and regulations and that the Distributor shall perform its obligations for the Trust in compliance in all material respects with the laws of the Commonwealth of Massachusetts, and any applicable state and federal laws and regulations.

      2.9 Each party represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.10 Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. The Company agrees that the Trust or the Distributor will have the right to inspect, audit and copy all records pertaining to the Company's performance of services under this Agreement for the Trust or the Distributor, as the case may be. The Trust and Distributor agree that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement by the Trust or the Distributor, as the case may be, pursuant to the requirements of any state insurance department. Each party also agrees promptly to notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision shall survive termination of the Agreement.

      2.11 The Company represents and warrants all purchase and redemption orders for shares of a Fund with respect to a Business Day that the Company submits to the Trust in accordance with Article I will be received in good order by the Company prior to the time as of which the net asset value of the Fund's shares is calculated on that Business Day as disclosed in the Fund's prospectus, as it may be amended from time to time, and will be processed by the

Company in compliance with Rule 22c-1 under the 1940 Act and regulatory interpretations thereof.

                                 ARTICLE III.

                   PROSPECTUSES AND PROXY STATEMENTS; VOTING
                   -----------------------------------------

      3.1 At the option of the Company, the Trust will either (a) provide the Company with as many copies of the Trust's current prospectus, statement of additional information, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company will reasonably request; or (b) provide the Company with a camera-ready copy, computer disk or other medium agreed to by the parties of such documents in a form suitable for printing. The Trust will provide such documents to the Company in a timely manner so as to enable the Company to print and distribute such materials to Participants in accordance with applicable law. The Trust will bear the cost of typesetting and printing such documents. The Trust will bear the cost of distributing such documents to existing contract owners. Such expenses charged to the Trust will be limited to actual expenses attributable to printing and distribution of the Trust's products. The Company will bear the cost of distributing such documents to prospective Contract owners and applicants as required. The Trust will provide written instruction to all Participating Insurance Companies including the Company each time the Trust furnishes an amendment or supplement to the Trust's current prospectus or statement of additional information directing the Participating Insurance Companies including the Company as to whether the amendment or supplement is to be provided (a) immediately to existing Contract owners who have Contract value allocated to a Fund or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. The Trust agrees that the instruction it gives the Company in each instance will be identical to the instruction it provides other Participating Insurance Companies.

      3.2 The Trust's prospectus shall state that the Statement of Additional Information for each Fund is available from the Distributor (or in the Trust's discretion, the prospectus shall state that such Statement is available from the Trust), and the Distributor (or the Trust), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

      3.3 The Trust, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Trust with acceptable documentation of any such costs incurred.

      3.4   If and to the extent required by law the Company shall:

            (a)   solicit voting instructions from Contract owners;

            (b) vote Fund shares in accordance with instructions received from Contract owners; and

            (c) vote Fund shares for which no instructions have been received in the same proportion as Fund shares for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for owners of Contracts. Neither the Company nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the shares held for the benefit of the Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that each Account participating in the Trust calculates voting privileges in a manner consistent with applicable law and the terms of the Mixed and Shared Funding Exemptive Order. The Trust will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

      3.5 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                                  ARTICLE IV.

                        SALES MATERIAL AND INFORMATION
                        ------------------------------

      4.1 The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser or its underwriter is named, at least ten Business Days prior to its use. The Trust shall approve in writing each piece of material used. If, after the initial approval, non-material changes are made to such piece, no review will be necessary.

      4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or the Distributor or the designee of either, except with the permission of the Trust or the Distributor or the designee of either.

      4.3 The Trust and the Distributor, or the designee of either, shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s), is/are named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within ten Business Days after receipt of such material.

      4.4 The Trust and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, an Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company or its designee.

      4.5 Upon request, the Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares.

      4.6 Upon request, the Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Account.

      4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as materials published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature, (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1940 Act, the 1933 Act, or rules thereunder.

                                  ARTICLE V.

                               FEES AND EXPENSES
                               -----------------

      5.1 The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy material, information statements and reports, setting the Trust's prospectus for printing, setting in type and printing the proxy material, information statements and reports to shareholders, and the preparation of all statements and notices required by any federal or state law. The Trust shall bear the cost of printing and distributing the Trust's prospectus, periodic reports to shareholders, proxy materials and other shareholder communications to existing Contract owners. The Company shall see to it that each of the Contracts and the Accounts are registered and are authorized for issuance in accordance with applicable federal law. The Company shall bear the expenses for the cost of registration and qualification of the Contracts and the Accounts, preparation and filing of the applicable prospectus and registration statements, setting each Contract prospectus for printing, and the preparation of all statements and notices required by any federal or state law.

                                  ARTICLE VI.

                              POTENTIAL CONFLICTS
                              -------------------

      6.1 The Trustees will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the variable annuity and variable life insurance contract owners funded by each of the separate accounts investing in the Trust. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners;
(f) a decision by an insurer to disregard the voting instructions of Contract owners; or (g) a decision by a Qualified Plan to disregard the voting instructions of plan participants. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

      6.2 The Company will report any potential or existing conflicts of which they are aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owners voting instructions are disregarded.

      6.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Company's Accounts and the separate accounts of other Participating Insurance Companies from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group, (i.e., annuity Contract owners, life insurance Contract owners, or Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

      6.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period that Trust and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of the Trust's shares.

      6.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Trustees inform the Company in writing that they have determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of the foregoing six month period, the Trust and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of the Trust's shares.

      6.6 For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

      6.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T) as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                 ARTICLE VII.

                                INDEMNIFICATION
                                ---------------

      7.1   Indemnification by the Company
            ------------------------------

            (a) The Company agree to indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent will not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under their control) or wrongful conduct of the Company or persons under their control, with respect to the sale or distribution of the Contracts or Trust Shares; or

                  (iii) arise out of any untrue statement or alleged untrue
                        statement of a material fact contained in the registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

            (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

            (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at their own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust's Shares or the Contracts or the operations of the Trust.

      7.2   Indemnification by the Trust and the Distributor
            ------------------------------------------------

            (a) The Trust and the Distributor agree to indemnify and hold harmless the Company and each of their directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Distributor or Trust or persons under their control) or wrongful conduct of the Trust or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

                  (iii) arise out of any untrue statement or alleged untrue
                        statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

                  (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article II of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Distributor; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

            (b) The Trust or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or Account, whichever is applicable.

            (c) The Trust and the Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust and the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust and the Distributor of any such claim shall not relieve the Trust and the Distributor from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust and the Distributor will be entitled to participate, at their own expense, in the defense thereof. The Trust and the Distributor also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from the Trust and the Distributor to such party of the Trust's and the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company agrees promptly to notify the Trust and the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

      7.3   Limitation of Liability. Except as expressly stated herein, as
            -----------------------
between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive, or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business.

      7.4   Arbitration. Any controversy or claim arising out of or relating
            -----------
to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the

U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate; one of whom will be appointed by the Trust and/or the Distributor or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be Minneapolis, Minnesota. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seeking injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

                                 ARTICLE VIII.

                                APPLICABLE LAW
                                --------------

      8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Massachusetts.

      8.2 This Agreement shall be subject to the provisions of the federal securities laws, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                  ARTICLE IX.

                                  TERMINATION
                                  -----------

      9.1   This Agreement shall terminate:

            (a) at the option of any party upon ninety (90) days advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

            (b) at the option of the Company if shares of the Funds delineated in Schedule B are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

            (c) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company' duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of an Account, or the purchase of Trust shares; or

            (d) at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

            (e) at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding shares of a Fund in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace a Fund's shares; or

            (f) at the option of the Company or the Trust upon a determination by a majority of the Trustees, or a majority of the disinterested Trustees, that an irreconcilable material conflict exists among the interests of (i) all Contract owners of Contracts of all separate accounts, or (ii) the interests of the Participating Insurance Company investing in the Trust as delineated in Article VI of this Agreement; or

            (g) at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believe that the Trust may fail to so qualify; or

            (h) at the option of the Company if the Trust fails to meet the diversification requirements specified in Article II hereof; or

            (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

            (j) at the option of the Company, if the Company determines in their sole judgment exercised in good faith, that either the Trust or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

            (k) at the option of the Trust or the Distributor, if the Trust or Distributor respectively, shall determine in its sole judgment exercised in good faith, that the Company have suffered a material adverse change in their business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or the Distributor, or

            (l) at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.

      9.2   Notice Requirement
            ------------------

            (a) In the event that any termination of this Agreement is based upon the provisions of Article VI, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

            (b) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(b) - (d) or 9.1(g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

            (c) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(i) or 9.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

      9.3   No Reason Required for Termination. It is understood and agreed
            ----------------------------------
that the right to terminate this Agreement pursuant to Section 9.1 (a) may be exercised for any reason or for no reason.

      9.4   Effect of Termination
            ---------------------

            (a) Notwithstanding any termination of this Agreement, the Trust or the Distributor will at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Trust or the Trustees of the Trust determine that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.4 shall not apply to any terminations under Article VI and the effect of such
Article VI terminations shall be governed by Article VI of this Agreement.

      9.5   Surviving Provisions. Each party's obligations under Section
            --------------------
2.11, Article VII and Section 11.6 will survive and will not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                                  ARTICLE X.

                                    NOTICES
                                    -------

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

      Eaton Vance Variable Trust
      The Eaton Vance Building
      255 State Street
      Boston, Massachusetts 02109
      Attn:  Barbara Campbell

If to the Company:

      IDS Life Insurance Company of New York
      50605 Ameriprise Financial Center
      Minneapolis, Minnesota 55474
      Attn: Eric Marhoun, Vice President and Group Counsel

If to the Distributor:

      Eaton Vance Distributors, Inc.
      The Eaton Vance Building
      255 State Street
      Boston, Massachusetts 02109
      Attn:  John Trotsky

                                  ARTICLE XI.

                                 MISCELLANEOUS
                                 -------------

      11.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      11.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      11.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      11.4 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      11.5 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      11.6  Use and Disclosure of Confidential Information
            ----------------------------------------------

      Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

            (a) Confidential Information includes without limitation all information regarding the customers of the Company or the customers of any of the Company's subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of customers of any of the foregoing information derived therefrom.

            (b) Neither the Trust nor the Distributor may use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Trust and/or the Distributor as set forth in this Agreement, and agree to cause any party to whom the Trust and/or the Distributor may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

            (c) The Trust and the Distributor agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or the customers of any of the Company's subsidiaries affiliates or licensees; the Trust and the Distributor further agree to cause any party to whom the Trust and/or the Distributor may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

      11.7 The Company shall comply with all applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act), and will share with the Trust and the Distributor information about the individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT Act.

      The Trust and the Distributor shall comply with all applicable laws and regulations designed to prevent money launding including without limitation the International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001 (Title III of the USA PATRIOT Act), and if required by such laws or regulations, will share with the Company information about individuals, entites, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT Act.

      11.8 The Trust agrees to consult with the Company concerning whether any Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

      11.9 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

      11.10 The Trust and the Distributor acknowledge the planned re-naming of the Company to RiverSource Life Insurance Co. of New York effective on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"). On and after the Effective Time, all references in this Agreement and its Schedules to the Company shall mean and refer to RiverSource Life Insurance Co. of New York.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto.

Company:

IDS LIFE INSURANCE COMPANY OF NEW YORK

By its authorized officer:                          Attest:

By:  /s/ Gumer C. Alvero                            By: /s/ Betsy Hannum
     --------------------------                         ----------------------
     Gumer C. Alvero                                    Betsy Hannum
Title:  Vice President - Annuities                  Title: Assistant Secretary
Date:  May 9, 2006                                  Date: May 9, 2006

Fund:

EATON VANCE VARIABLE TRUST

By its authorized officer:

By:  /s/ Barbara Campbell
     --------------------------
Title: Treasurer
Date: May 17, 2006

Distributor:

EATON VANCE DISTRIBUTORS, INC.

By its authorized officer:

By: /s/ John Trotsky
     --------------------------
Title: VP Marketing, Director Retirement Fund
Date:  May 17, 2006

                                  SCHEDULE A
                                  -----------

                 SEPARATE ACCOUNTS FUNDING VARIABLE CONTRACTS
                 --------------------------------------------

VARIABLE ANNUITY SEPARATE ACCOUNTS
----------------------------------

IDS Life of New York Variable Annuity Account (established April 17, 1996)

VARIABLE LIFE SEPARATE ACCOUNTS
-------------------------------

None

                                  SCHEDULE B
                                  ----------

                                FUND PORTFOLIOS
                                ---------------

                   Eaton Vance VT Floating-Rate Income Fund

                                  SCHEDULE C
                                  ----------

         VARIABLE LIFE AND VARIABLE ANNUITY CONTRACTS AND FORM NUMBERS

-------------------------------------------------------------------------------------------------------
CONTRACT                                                          FORM NUMBERS
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor 4 Advantage(SM) Variable Annuity   139483
(New York)
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor 4 Select(SM) Variable Annuity      139483
(New York)
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor Access(SM) Variable Annuity (New   139484
York)
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor Advantage Plus Variable            139035A
Annuity (New York)
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor Select Plus Variable Annuity       139035A
(New York)
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor Select(SM) Variable Annuity (New   139035, 139036, 139037 and 139038
York)
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor Advantage(SM) Variable Annuity     139035, 139036, 139037 and 139038
(New York)
-------------------------------------------------------------------------------------------------------
RiverSource Retirement Advisor Variable Annuity(R) (New York)     31053, 31054, 31055-SEP and 31056-IRA
-------------------------------------------------------------------------------------------------------